EXHIBIT 10.17

                           NETWORK EVENT THEATER, INC.

                            STOCK PURCHASE AGREEMENT

                               January ____, 1998


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                           Network Event Theater, Inc.

                            STOCK PURCHASE AGREEMENT

                                 January , 1998

      The parties to this agreement are ________________________ ("Purchaser"), and Network Event Theater, Inc., a Delaware corporation (the "Company").

      The Company desires to sell to Purchaser shares of the Company's Common Stock, par value $.01 per share ("Shares"), and Purchaser desires to purchase those Shares from the Company, on the terms and subject to the conditions set forth in this agreement.

      Accordingly, the parties agree as follows:

      1.    Purchase and Sale of Shares.

            1.1  Issuance  and Sale of Shares.  At the closing  provided  for in section 1.2 , the Company shall issue and sell to Purchaser, and Purchaser shall purchase, an aggregate of ________ Shares, at a price of $4.50 per Share (the "Purchase Price").

            1.2 Closing. The closing shall take place on January __, 1998 at the offices of the Company, 529 Fifth Avenue, New York, N.Y. 10017 or at such other time and such place as the Company and Purchaser mutually agree. The date of the closing is referred to in this agreement as the "Closing Date". At the closing, Purchaser shall deliver to the Company, by check or by wire transfer of immediately available funds, the Purchase Price of the Shares purchased by Purchaser and the Company shall deliver to Purchaser certificates for those Shares duly registered in Purchaser's name.

      2.    Representations and Warranties of the Company.

            The Company represents and warrants to Purchaser as follows:

            2.1 Corporate Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the law of Delaware; has the full power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby; and is qualified as a foreign corporation in all jurisdictions in which qualification is required and in which the failure to qualify would have a material adverse effect on the Company's business, properties, or financial condition.

            2.2 Capitalization. The Company is authorized to issue 17,000,000 Shares, of which 10,285,720 are duly and validly issued, fully-paid, non-assessable and outstanding as of the date of this agreement, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which is outstanding. The Company has reserved (a) 400,000 Shares for issuance upon exercise of outstanding options under the Company's 1996 stock option plan at per share exercise prices ranging from $3 to $5 and having a weighted average exercise price of $4.05


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per share,  (b) 450,000  Shares for issuance upon exercise of options  available for future grant under the Company's 1997 stock option plan (no options having yet been granted under that plan), (c) 552,560 Shares for issuance upon exercise of options granted to The Fields & Hellman Company at a per share exercise price of $1.58, (d) up to 100,000 Shares for issuance upon exercise of contingent options granted to American Passage Media Corporation at a per share exercise price of $2.627, (e) 2,633,000 Shares for issuance upon exercise of outstanding warrants at a per share exercise price of $5.00, (f) 230,000 Shares for issuance upon exercise of outstanding warrants issued to Whale Securities Co., L.P. at a per share exercise price of $8.25, (g) 230,000 Shares for issuance upon exercise of warrants underlying outstanding warrants issued to Whale Securities Co., L.P. at a per share exercise price of $8.25, (h) 150,000 Shares for issuance upon exercise of outstanding warrants issued to Whale Securities Co., L.P. and its designee at a per share exercise price of $4.50, and (i) 500,000 Shares (400,000 of which are contingent) for issuance upon exercise of outstanding warrants issued to Sunrise Securities Corp. The Company is currently negotiating transactions that could result in the issuance of additional Shares. Except as set forth in this section 2.2 and as contemplated by this agreement, there are no outstanding options, warrants, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company. The Company has no obligation to repurchase or redeem any outstanding securities. The issuance of the Shares contemplated by this agreement will not result in any adjustment to the exercise prices of any of the
Company's   outstanding   options  or  warrants.   Except  as  provided  in  the
Underwriting Agreement dated April 2, 1996 between the Company and Whale Securities Co., L.P. and the NET Portfolio Investors Agreement dated December 21, 1995 (and the Shareholders Agreement contemplated by that agreement), there exist no agreements or understandings among the stockholders of the Company with respect to their voting of securities of the Company or agreements pursuant to which the Company is obligated to nominate persons for election or appointment to the Company's board of directors. Except as provided by a registration rights agreement dated June 24, 1997, the registration rights agreement referred to in section 4.5 (the "Registration Rights Agreement"), the NET Portfolio Investors Agreement dated December 21, 1995, and registration rights agreements covering shares which have previously been registered by the Company, the Company is not under any obligation to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

            2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders, necessary for the authorization, execution and delivery of this agreement and the Registration Rights Agreement, the performance of all obligations of the Company under this agreement and the Registration Rights Agreement, and the authorization, sale, issuance and delivery of the Shares, has been taken, and assuming due execution and delivery by each Purchaser, this agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

            2.4 Validity of Shares. Upon receipt by the Company of the Purchase Price and issuance and delivery of the Shares, the Shares will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and non-assessable.


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            2.5 No Conflict with Other  Instruments.  The execution and delivery of this agreement and the Registration Rights Agreement and the performance of all obligations of the Company under this agreement and the Registration Rights Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's certificate of incorporation or by-laws; (b) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (c) any statute, rule or governmental regulation or order applicable to the Company.

            2.6 SEC Reports. The Company has provided Purchaser with a copy of its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997, its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, and its proxy statement dated October 23, 1997 (the "SEC Reports"), as filed with the Securities and Exchange Commission. On the date of its filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they, were made, not misleading. The Company has filed all reports, registrations statements and other documents required to be filed by it under applicable federal and state securities laws.

            2.7 Changes in Condition. Since September 30, 1997 there has not been (a) any change in the business, assets, properties, financial condition or operating results of the Company from that reflected in the Form 10-QSB for the fiscal quarter ended that date, except changes in the ordinary course of business which individually, or in the aggregate, have not had a material adverse effect on the Company, or (b) any other event or condition, of which the Company has knowledge, of any character which might have a material adverse effect on the business, assets, properties, financial condition or operating results of the Company. The Company is presently negotiating financing transactions that are expected to result in a secured borrowing by a subsidiary guaranteed by the Company and a separate secured borrowing by the Company; it is contemplated that those transactions will be concluded prior to January 15, 1998.

            2.8 Financial Statements. The financial statements contained in the SEC Reports fairly present the financial position and results of operations of the Company as of their respective dates and for the respective periods then ended, in accordance with generally accepted accounting principles consistently applied.

            2.9 Consents. No consent, approval, order or authorization of any federal, state or local governmental authority or other person or entity with respect to the Company is required in connection with the sale and purchase of Shares as contemplated by this agreement.

            2.10 Litigation. There is no action, proceeding or investigation pending or threatened against the Company that, either individually or in the aggregate, would have a material adverse effect on the business, assets, properties, financial condition or operating results of the Company or that seeks to prohibit or restrain the transactions contemplated hereby. There is no judgment, decree or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is


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a party or by which it is bound.  There is  currently  pending no action,  suit, proceeding or investigation initiated by the Company.

      3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that:

            3.1 Authorization. All action on the part of Purchaser, and its officers, directors and stockholders, necessary for the authorization, execution and delivery of this agreement and the Registration Rights Agreement and the performance of all of its obligations under this agreement and the Registration Rights Agreement has been taken, and assuming due execution and delivery by the Company, this agreement and the Registration Rights Agreement constitute valid and binding obligations of Purchaser enforceable against it in accordance with their terms.

            3.2 Absence of Defaults. The execution and delivery of this agreement by Purchaser and the performance of all obligations of Purchaser under this agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) if Purchaser is not a natural person, any provision of Purchaser's charter documents; (ii) any material contract, obligation or commitment to which Purchaser is a party or by which it is bound; or (iii) any statute, rule or governmental regulation or order applicable to Purchaser.

      4.    Securities Act Matters.

            4.1 Purchase for Investment. This agreement is made with each Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this agreement Purchaser hereby confirms, that the Shares to be purchased by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and, other than as contemplated by the Registration Rights Agreement or otherwise in accordance with applicable securities laws, not with a view to the sale or distribution of any part thereof, and without present intention of selling, granting any participation in, or otherwise distributing any of the Shares. By executing this agreement, Purchaser further represents that it has no contract, undertaking, agreement or arrangement with any person to sell or transfer any of the Shares.

            4.2 Exemption. Purchaser acknowledges that it understands that the offering and sale of the Shares to Purchaser pursuant to this agreement will not be registered under the Securities Act on the ground that the offering and sale are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated, in part, upon Purchaser's representations set forth in this agreement. The Company represents that it has not engaged in any "general solicitation" (as that term is used in Regulation D under the Securities Act) in connection with the sale of the Shares to Purchaser.

            4.3 Additional Securities Act Representations. Purchaser represents that: (a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (b) it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares; (c) it has the ability to bear the economic risks of its


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investment;   (d)  it  is  able,  without  materially  impairing  its  financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment; and (e) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act. Accordingly, Purchaser represents that (a) it is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with his or her spouse in excess of $300,000 in each of the last two years and reasonably expects to reach that same income level for the current year; (b) is a natural person whose individual net worth, or joint net worth with his or her spouse, is in excess of $1,000,000; (c) is a corporation or partnership, not formed for the specific purpose of acquiring the Shares, that has total assets in excess of $5,000,000;
(d) is a trust, with total assets in excess of $5,000,000, that was not formed for the specific purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment; or (e) is an entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs (A) and (B). For this purpose, (x) "individual income" means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the individual's share (and not a spouse's share) of: (1) the amount of any tax exempt interest income received, (2) the amount of losses claimed as a limited partner in a partnership, (3) amounts contributed to an IRA or Keough retirement plan, (4) alimony paid, and (5) the excluded portion of any long-term capital gains, and
(y) "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, provided that for the purpose of determining net worth, the principal residence owned by an individual shall be valued either at cost, including the cost of improvements, net of current encumbrances upon the property, or on the basis of a written appraisal used by an institutional lender making a loan secured by the property.

            4.4 Legends. The certificates for the Shares sold to Purchaser shall bear the following legend:

            "The Shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act") and may not be transferred unless a Registration Statement under the Act is in effect as to that transfer or, in the opinion of counsel reasonably satisfactory to the Company, registration under the Act is unnecessary for that transfer to comply with the Act."

            4.5 Registration Rights. At the closing, the Company and Purchaser shall execute and deliver the Registration Rights Agreement in the form attached as exhibit 4.5 to this agreement, which provides for registration under the Securities Act of the Shares to be issued to Purchaser pursuant to this agreement.

      5. Conditions to Purchaser' Obligations. The obligations of Purchaser to purchase Shares under Section 1 of this agreement is subject to the fulfillment at or before the closing of each of the following conditions (any of which may be waived in writing by Purchaser):


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            5.1   Representations   and  Warranties.   The  representations  and
warranties of the Company contained in section 2 shall be true in all material respects on and as of the Closing Date with the same effect as though those representations and warranties had been made on and as of the Closing Date.

            5.2 Performance of Obligations. The Company shall have performed in all material respects all agreements and obligations that are required to be performed by it under this agreement on or before the Closing Date.

            5.3 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

            5.4 Opinion of Counsel. There shall have been delivered to Purchaser an opinion of counsel to the Company in substantially the form of Exhibit 5.4.

            5.5 Due Diligence. Each of Purchaser and its counsel shall have had an opportunity to review all information regarding the Company and all material agreements to which the Company or its stockholders are a party which they have reasonably requested.

            5.6 Proceedings Satisfactory. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this agreement shall be reasonably satisfactory to Purchaser.

      6. Conditions to Company's Obligations. The obligations of the Company to issue and sell Shares to Purchaser are subject to the fulfillment at or before the Closing of each of the following conditions (any of which may be waived in writing by the Company):

            6.1 Representations and Warranties. The representations and warranties of Purchaser contained in section 3 and 4 shall be true in all material respects on and as of the Closing Date with the same effect as though those representations and warranties had been made on and as of the Closing Date.

            6.2 Performance of Obligations. Purchaser shall have performed in all material respects all agreements and obligations that are required to be performed by it under this agreement on or before the Closing Date.

            6.3 Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by Purchaser.

      7. Additional Agreements of the Company. The Company further agrees as follows:

            7.1 Information Provided to Stockholders. The Company shall provide Purchaser, for so long as Purchaser holds Shares, with copies of all reports, proxy statements and other financial information the Company provides to its stockholders, including, without limitation, any information provided to any stockholder or group of stockholders by agreement.

            7.2 Stockholders' Meetings. The Company shall hold annual meetings of its stockholders.


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            7.3  Publicity.  The Company shall not use or make  reference to the name of Purchaser or any of its affiliates in any press release or other document without Purchaser's prior approval unless the use or reference to Purchaser is required by law, in which event the Company will consult with Purchaser prior to such publication; provided, however, that no approval of or consultation with Purchaser shall be required to file this agreement and the Registration Rights Agreement as an exhibit to any report required to be filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934.

            7.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares contemplated hereby for working capital and general corporate purposes, the growth of its existing businesses, and the possible acquisition of other businesses related to its existing businesses.

      8.    Survival of Representations and Warranties; Indemnification.

            8.1 Survival. The representations and warranties of the parties contained in this agreement (other than the representations and warranties of the Company set forth in sections 2.2, 2.3, 2.4 and 2.5, which shall survive without limitation as to time) shall survive the execution and delivery of this agreement and the closing for a period of two years; provided, however, that no claim may be made with respect to any representation or warranty that is accurate as of the date of such execution and delivery and as of the Closing Date.

            8.2 Indemnification By the Company. Subject to section 8.4, after the closing the Company shall indemnify and hold harmless each Purchaser and each of its officers, directors, employees, agents and legal counsel and each person controlling Purchaser, from all losses, damages, expenses, liabilities, claims, assessments and judgments (including reasonable costs and attorneys' fees and other expenses arising out of any claim, or the defense or investigation thereof, made with respect to any of the foregoing) incurred or suffered by any of them arising out of, based upon or resulting from any breach by the Company of the Company's representations, warranties, or covenants made to Purchaser in this agreement.

            8.3 Indemnification By Purchaser. Subject to section 8.4, after the closing Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and each of its officers, directors, employees, agents and legal counsel and each person controlling the Company, from all losses, damages, expenses, liabilities, claims, assessments and judgments (including reasonable costs and attorneys' fees and other expenses arising out of any claim, or the defense or investigation thereof, made with respect to any of the foregoing) incurred or suffered by any of them arising out of, based upon or resulting from any breach by Purchaser of the representations, warranties, or covenants made by Purchaser in this agreement.

            8.4 Notice of Claims; Participation in Suits. Any claim pursuant to this section 8 with respect to a breach of a representation or warranty (other than a representation or warranty of the Company set forth in Section 2.2, 2.3,
2.4 and 2.5, which shall survive without limitation as to time) must be made within two years after the Closing Date. If a party ("Indemnified Party") makes any claim against the other party ("Indemnifying Party") for indemnification, the claim shall be in writing and shall state in general terms the facts upon which the claim is based. If any claim or demand is asserted against an Indemnified Party by a third


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party, the Indemnified Party shall give the Indemnifying Party written notice of the claim or demand within 30 days after receipt, and the Indemnifying Party shall have the right to assume the defense of the claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, but the Indemnifying Party shall not settle the claim without the consent of the
Indemnified   Party,   which  consent  shall  not  be   unreasonably   withheld.
Notwithstanding the foregoing, a failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from its indemnification obligations unless such Indemnifying Party is materially prejudiced by such failure. The
Indemnified Party shall have the right to select separate counsel for the defense of the claim, at the expense of the Indemnifying Party, if the Indemnifying Party and the Indemnified Party have conflicting interests with respect to the claim.

      9.    Miscellaneous.

            9.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it, except that the Company has used the services of Sunrise Securities Corp. and shall be solely responsible for its fees.

            9.2 Expenses. The Company and Purchaser will each bear their respective legal and other fees and expenses in connection with the negotiation, documentation and consummation of the transactions contemplated in this agreement.

            9.3 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

            9.4 Notices. Any notice required or permitted under this agreement shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, 24 hours after facsimile transmission (receipt acknowledged), one day after deposit with a nationally recognized overnight courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision), (a) addressed to the Company at 529 Fifth Avenue, New York, N.Y. 10017, Attention: Chairman (fax:
212-779-9190); with a copy to Bertram A. Abrams, Esq., Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (fax: 212-969-2900); and (b) addressed to Purchaser at its address set forth below.

            9.5 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving any provision hereof.

            9.6 Entire Agreement. This agreement and the Registration Rights Agreement contain a complete statement of all of the terms of the arrangements among the parties with respect to their subject matter, supersede any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Except as specifically set forth in this agreement, there are no representations or warranties by any party in connection with the transactions contemplated by this agreement.


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            9.7 Governing Law. Except to the extent that the General Corporation
Law of Delaware applies to matters related to the internal governance of the Company, this agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

            9.8 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy among them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with section 9.4) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this agreement.

                                         Purchaser:

Network Event Theater, Inc.              ______________________________



By:__________________________            By:___________________________
Harlan Peltz                                 Name:
Chairman of the Board and                    Title:
Chief Executive Officer
                                         Address of Purchaser:_________________
                                                              _________________


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